Exhibit 99.1

Ener-Core Power Oxidizer Successfully Passes Sub Scale Acceptance Test Milestone

Allows Pacific Ethanol Project to Proceed; Enables Ener-Core’s License Partner Dresser-Rand to Begin Quoting and Closing Additional Purchase Orders

IRVINE, CA – August 3, 2015 – Ener-Core, Inc. (OTCQB: ENCRD) announced that it has successfully achieved all of the Sub Scale Acceptance Test (SSAT) criteria required by Dresser-Rand with regard to scaling up Ener-Core’s Power Oxidizer technology to the 1.75-2 MW size/power capacity.

Since January 2015, Ener-Core and Dresser-Rand engineers have been working together to scale up Ener-Core’s Power Oxidizer and integrate it with Dresser-Rand’s KG2-3G gas turbine. The first two integrated systems are intended for delivery to Pacific Ethanol in 2016, as part of an innovative co-generation plant that will utilize the plant’s waste gases as fuel. This Sub-Scale Acceptance Test is the first critical milestone of this project.

The test was conducted at Ener-Core’s Multi-Fuel Test Facility (MFTF). Ener-Core and Dresser-Rand management teams will organize and host a “Technology Day” for prospective customers at Ener-Core’s headquarters to demonstrate this new technology for generating power from waste gases.

Ener-Core’s CEO, Alain Castro, said, “I’m proud and humbled to be working with this team of talented engineers. A lot of long hours were put into this effort, and the achievement of this critical milestone serves to validate that we are on the right path. Many alternative power technologies have struggled to make the leap from the smaller, kilowatt-level systems, to the larger megawatt systems. It’s an important step for us, as the economics and the financial payback that can be achieved with the larger systems are far better than the economics on the smaller systems, and hence it’s no surprise that we see many prospective customers interested in this larger system. What we are achieving here is a true breakthrough for the power industry as well as for the environment, and after achieving this rigorous milestone, I’m pleased to say that we are on our way to scaling our system up to 1.75 MW.”

Pierre Dumas, Dresser-Rand’s Vice President Strategic Business Development and Commercialization, said, “All of us on the Dresser-Rand team have been thoroughly impressed with the efforts of the engineering team at Ener-Core. The Sub-Scale Acceptance Test criteria were very rigorous, and their system successfully met all of the test requirements and we are encouraged by the results. Our initial intention is to integrate this technology in our rugged, high-efficiency new generation KG2-3G gas turbine. We are looking forward to our ongoing efforts with Ener-Core to commercialize more of these groundbreaking systems. In addition to Dresser-Rand’s innovative spirit which enables us to deliver unparalleled value through leading-edge technology and creative solutions, we have excellent project management capabilities and the ability to deliver turnkey power solutions to our clients.”

About Ener-Core

Irvine, California-based Ener-Core, Inc. (ENCR) designs, develops, manufactures and has commercially deployed unique systems that generate base-load, clean power from polluting waste gases, including methane. Ener-Core’s patented Power Oxidizer is the turns one of the most potent pollution sources into a profitable source of base-load clean energy. Ener-Core’s technology offers an alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and reducing the costs of compliance with environmental regulations.

Ener-Core offers a variety of platforms including the 250kW Ener-Core Powerstation EC250 ("EC250"), the Ener-Core Power Oxidizer 333 KW Powerstation (“EC333”) and the larger counterpart, the 2MW Ener-Core Powerstation KG2-3GEF/PO.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “can,” “may,” “scheduled, "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

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